      As filed with the Securities and Exchange Commission on June 20, 2000
                                                       Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              BULL RUN CORPORATION
             (Exact name of registrant as specified in its charter)


            Georgia                                       58-2458679
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                              No.)

                            4370 Peachtree Road, N.E.
                                Atlanta, GA 30319
                                 (404) 266-8333
               (Address of principal executive offices) (Zip code)

               BULL RUN CORPORATION 1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              Frederick J. Erickson
                            Vice President - Finance
                              Bull Run Corporation
                            4370 Peachtree Road, N.E.
                                Atlanta, GA 30319
                                 (404) 266-8333
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                                    Copy to:
                               Henry O. Smith III
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000
                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------

Title of securities to be     Amount to be     Proposed maximum        Proposed maximum      Amount of
registered                    registered(1)     offering price        aggregate offering    registration
                                                  per unit(2)              price(2)             fee
--------------------------------------------------------------------------------------------------------
Common Stock, par value     3,700,000 shares        $2.4375               $9,018,750         $2,380.95
$.01 per share
--------------------------------------------------------------------------------------------------------

         (1) Represents additional shares which may be granted under the 1994 Long-Term Incentive Plan (the "Plan") of Bull Run Corporation (the "Company"). The Company has previously filed a registration statement on Form S-8 (Registration No. 333-91296) registering 2,500,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), under the Securities Act of 1933 (the "Act") and a registration statement on Form S-8 (Registration No. 333-56125) registering an additional 1,000,000 shares of Common Stock under the Act. Pursuant to Rule 416 under the Act, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Plan.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act.

                                EXPLANATORY NOTE

         The contents of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 14, 1995 (Registration No. 333-91296), relating to the registration of 2,500,000 shares of Common Stock authorized for issuance under the Plan and the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 1998 (Registration No. 333-56125) are incorporated by reference in their entirety herein in accordance with General Instruction E to Form S-8. This Registration Statement provides for the registration of an additional 3,700,000 shares of Common Stock authorized for issuance under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission by Bull Run Corporation, a Georgia corporation (the "Company" or the "Registrant"), are incorporation herein by reference:

         (1) the Company's Transition Report on Form 10-K for the transition period from January 1, 1999 to June 30, 1999;

         (2) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

         (3) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

         (4) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (5) the Company's Current Report on Form 8-K, dated June 30, 1999;

         (6) the Company's Current Report on Form 8-K, dated August 13, 1999;

         (7) the Company's Current Report on Form 8-K, dated December 17, 1999;

         (8) the Company's Amended Current Report on Form 8-K/A, dated December 17, 1999; and

         (9) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.      DESCRIPTION OF SECURITIES.

Not applicable.

         ITEM 5.      INTEREST OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

         ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2 851 of the Business Corporation Code of the State of Georgia grants each corporation organized thereunder the power to indemnify its officers and directors against liability for certain of their acts. Article VII of the Company's Articles of Incorporation and Article VI of the Company's By-laws provide that the Company shall, to the full extent permitted by law, indemnify all directors, officers, employees or agents of the Company. Article IX of the Company's Articles of Incorporation provides that no director of the Company shall be liable to the Company for breach of any duty as a director, except: (i) any appropriation, in violation of such director's duties, of any business opportunity of the Company; (ii) for acts or omissions or involving intentional misconduct or a knowing violation of the law; (iii) for the unlawful distributions of the Company to its shareholders; or (iv) for any transaction from which the director derives an improper personal benefit.

         ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

         ITEM 8.      EXHIBITS.

         5.1      Opinion of Proskauer Rose LLP

         23.1     Consent of Ernst & Young LLP - Bull Run Corporation

         23.2     Consent of Ernst & Young LLP - Gray Communications Systems,
                  Inc.

         23.3     Consent of KPMG LLP - Capital Sports Properties, Inc.

         23.4     Consent of KPMG LLP - Host Communications, Inc.

         23.5 Consent of Arthur Andersen LLP - Rawlings Sporting Goods Company, Inc.

         23.6     Consent of Proskauer Rose LLP (included in Exhibit 5.1)

         24.1     Power of Attorney (included on page II-3)

         ITEM 9.      UNDERTAKINGS.

         (a)          The undersigned Registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a) (1) (i) and (a) (1)
                  (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 19, 2000.

                                        BULL RUN CORPORATION

                                        By /s/ Robert S. Prather, Jr.
                                           -------------------------------------
                                           President and Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Robert S. Prather, Jr. and Frederick J. Erickson, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of shares of Common Stock of Bull Run Corporation under the Bull Run Corporation 1994 Long-Term Incentive Plan and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                            TITLE                              DATE
----------                            -----                              ----
 /s/ Robert S. Prather, Jr.           President, Chief Executive         June 19, 2000
--------------------------------      Officer and Director (Principal
    Robert S. Prather, Jr.            Executive Officer)

 /s/ Frederick J. Erickson            Vice President-Finance and         June 19, 2000
--------------------------------      Treasurer (Principal Financial
    Frederick J. Erickson             Officer and Principal Accounting
                                      Officer)

 /s/ Gerald N. Agranoff               Director                  June 19, 2000
--------------------------------
    Gerald N. Agranoff

 /s/ James W. Busby                   Director                  June 19, 2000
--------------------------------
    James W. Busby

 /s/ W. James Host                    Director                  June 19, 2000
--------------------------------
    W. James Host

 /s/ Hilton H. Howell, Jr.            Director                  June 19, 2000
--------------------------------
    Hilton H. Howell, Jr.

 /s/ J. Mack Robinson                 Chairman of the Board     June 19, 2000
--------------------------------
    J. Mack Robinson


                                      II-5